UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2024

PERMIAN RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of Principal Executive Offices) (Zip Code)

(432) 695-4222

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 4, 2024, Permian Resources Corporation (the “Company” or “Permian Resources”) issued a press release announcing the commencement of an underwritten public offering of its Class A Common Stock, par value $0.0001 per share (the “Class A common stock”), by certain of its stockholders (the “offering”). A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference. In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On March 4, 2024, in connection with the offering, the Company provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below:

The Company’s Co-Chief Executive Officers, James Walter and Will Hickey, are each offering for sale up to four million shares of Class A common stock as part of the offering. These shares represent less than 20% of their aggregate ownership as of the date of the offering, assuming vesting of their existing performance-based equity grants based on current metrics. After giving effect to the offering, each will continue to have beneficial ownership of greater than 2% of the Company’s outstanding shares of Class A common stock and Class C common stock, par value $0.0001 per share (the “Class C common stock” and, together with the Class A common stock, the “common stock”), of the Company, on a combined basis.

Messrs. Walter and Hickey informed the Company that they are electing to monetize a small percentage of their ownership positions in the Company for personal financial and estate planning reasons and that a vast majority of their net worth will remain in the Company’s common stock following this offering. Following the offering, they will continue to be highly aligned with our shareholders and expect to continue to receive all of their compensation in the form of equity awards. Each of Messrs. Walter and Hickey has advised the Company of his current expectation to retain a minimum of 12 million shares of the Company’s common stock going forward. After giving effect to the offering, our management team will collectively own approximately 6.7% of the outstanding shares of common stock representing over $800 million of value based on the Company’s stock price as of March 1, 2024.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated March 4, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this Current Report on Form 8-K contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives and expectations of management regarding the Company or management’s equity holdings or compensation arrangements are forward-looking statements. When used in this Current Report on Form 8-K, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services and risks relating to the Company’s ability to realize the anticipated benefits and synergies of its merger with Earthstone Energy, Inc. Actual results or the referenced outcomes could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the prospectus relating to the offering, the registration statement described above and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint
Executive Vice President and Chief Financial Officer

Date:	March 4, 2024

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